SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                                  FORM 8-K


                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                               January 1, 1998
               Date of Report (Date of earliest event reported)


                         GULF ISLAND FABRICATION, INC.
             (Exact name of Registrant as specified in its charter)


       LOUISIANA                    0-22303                       72-1147390
    (State or other         (Commission File Number)          (I.R.S. Employer
    jurisdiction of                                      Identification Number)
     incorporation)



                                583 Thompson Road
                             Houma, Louisiana 70363
                (Address of principal executive offices) (Zip Code)




                                 (504) 872-2100
                (Registrant's telephone number, including area code)



                                  Not Applicable
             (Former name or former address, if changed since last report)




Item 2.   Acquisition or Disposition of Assets.

     As  of  January  1,  1998,  the registrant, Gulf Island Fabrication, Inc.
(the "Company"), acquired  all  of  the  common   shares  of  Southport,  Inc.
("Southport") and its wholly owned subsidiary Southport International, Inc. pursuant to a Stock Purchase Agreement between the Company and the shareholders of Southport identified on the copy of such agreement filed herewith as Exhibit 2.0 (the "Stock Purchase Agreement"). The purchase price was $6.0 million cash ($4.5 million of which was paid at the closing and $1.5 million, subject to possible adjustment for certain reductions in Southport's shareholders' equity as of the closing date, will be paid within 60 days of closing), plus contingency payments of up to an additional $5.0 million based on Southport's net income over a four-year period ending December 31, 2001. The purchase price was determined by arm's length negotiation between the Company and the Southport shareholders. The non-contingent portion of the purchase price has been and will be paid by the Company out of working capital; contingency payments, if and when they become due, are expected to be paid by the Company out of working capital or borrowings.

     Southport, headquartered in Harvey, Louisiana, specializes in the fabrication of living quarters for offshore platforms for the oil and gas
industry.   The  Company intends that Southport will continue in this business.

     The acquisition was effective on January 1, 1998, as announced in the press release, dated January 5, 1998, which is being filed as an exhibit to this report. Additional information relating to the acquisition is set forth in the Stock Purchase Agreement.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

          All financial statements required to be filed in connection with this acquisition will be filed by amendment to this report as soon as they are available, but in any event within 60 days of the date hereof.

     (b)  Pro Forma Financial Information.

          All pro forma financial information required to be filed in connection with this acquisition will be filed by amendment to this report as soon as it is available, but in any event within 60 days of the date hereof.

     (c)  Exhibits.

          2.0 Stock Purchase Agreement dated as of November 12, 1997 between Gulf Island Fabrication, Inc. and the shareholders of Southport, Inc., omitting schedules and exhibits. This exhibit includes a list briefly identifying the contents of all omitted schedules and exhibits. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

          10.1 Employment Agreement dated as of January 1, 1998 between Southport, Inc. and Stephen G. Benton, Jr.

          99.1 Press Release issued November 13, 1997 disclosing the execution of a definitive agreement to acquire all the outstanding shares of Southport, Inc.

          99.2 Press Release issued January 5, 1998 disclosing the completion of the Company's acquisition of Southport, Inc.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              GULF ISLAND FABRICATION, INC.


                         By: /s/ Joseph P. Gallagher, III
                            ---------------------------------
                              Joseph P. Gallagher, III
                              Vice President -- Finance
                              (Principal Financial Officer
                              and Duly Authorized Officer)